UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement

The information set forth in Item 1.02 of this Form 8-K is incorporated by reference herein.

Item 1.02 — Termination of a Material Definitive Agreement

As previously disclosed, on May 21, 2017, Huntsman Corporation, a Delaware corporation (“Huntsman”), Clariant Ltd, a Swiss corporation (“Clariant”), and HurricaneCyclone Corporation, a Delaware corporation and wholly-owned subsidiary of Clariant (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which contemplated that Merger Sub would be merged with and into Huntsman, with Huntsman surviving the merger as a wholly-owned subsidiary of Clariant.  On October 26, 2017, Huntsman, Clariant and Merger Sub entered into a Termination Agreement, dated as of October 26, 2017 (the “Termination Agreement”), pursuant to which the parties mutually terminated the Merger Agreement.

No fees are currently payable under the terms of the Termination Agreement.

Huntsman and Clariant also agreed to release each other from certain claims and liabilities arising out of or related to the Merger Agreement or the transactions contemplated therein or thereby.  Pursuant to the Termination Agreement, each party agrees to bear its own costs, fees and expenses in connection with Merger Agreement and the transactions contemplated thereby, except for specified joint filing fees and related expenses as set forth in the Merger Agreement.

The foregoing description of the Termination Agreement is not complete and is subject to and qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 8.01 — Other Items

On October 27, 2017, Huntsman and Clariant issued a joint statement relating to, among other things, the Termination Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Termination Agreement, dated as of October 26, 2017, by and among Huntsman Corporation, Clariant Ltd. and HurricaneCyclone Corporation.

99.1	Press Release dated October 27, 2017.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Huntsman Corporation (“Huntsman”) has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements about the mutual termination of the merger of equals transaction and the independent prospects of each company. Such statements are based on the current expectations of the management of Huntsman, are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Huntsman, nor any of its directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include: the effects of disruption caused by the announcement of and termination of the contemplated transaction and its termination making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the contemplated transaction and its termination may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transaction; transaction costs; actual or contingent liabilities; disruptions to the financial or capital markets; and other risks and uncertainties discussed in Huntsman’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Huntsman’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and the quarterly report on Form 10-Q for the six month period ended June 30, 2017. You can obtain copies of Huntsman’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Huntsman undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION HUNTSMAN INTERNATIONAL LLC

/s/ DAVID M. STRYKER
David M. Stryker
Executive Vice President, General Counsel and Secretary

Dated: October 27, 2017